UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 23, 2009
Parkvale Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-17411	25-1556590

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4220 William Penn Highway, Monroeville, Pennsylvania	15146

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 373-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Attached as Exhibit 99.1 is an earnings release for the three and twelve months ended June 30, 2009.
For the quarter ended June 30, 2009, the Company reported net income of $1.4 million or $0.18 per diluted common share compared to net income of $2.1 million or $0.38 per diluted share for the quarter ended June 30, 2008. The Company reported a net loss for the fiscal year ended June 30, 2009 of $9.5 million or $1.90 per diluted common share compared to net income of $12.8 million or $2.31 per diluted share for the year ended June 30, 2008. After the payment of preferred stock dividends, the net income (loss) to common shareholders was $961,000 for the quarter ended June 30, 2009 and $(10.4) million for the year ended June 30, 2009. There were no preferred stock dividends in the 2008 periods.
The information contained in this Report on Form 8-K is furnished pursant to Items 2.02 and 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended except as shall be expressly set forth by specific reference in such filing.
Item 7.01 Regulation FD Disclosure
See Item 9.01. Financial Statement Exhibits. In addition to the earnings release, unaudited supplemental financial information is attached as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are included with this Report:

Exhibit No.	Description

99.1	Press Release, dated July 23, 2009

99.2	Financial Statements and Selected Notes

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVALE FINANCIAL CORPORATION
By:	/s/ Timothy G. Rubritz
	Name:	Timothy G. Rubritz
	Title:	Vice President and Chief Financial Officer

Date: July 24, 2009